                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT ("Agreement") is made and entered into this
13th day of July, 2000 by and between Derma Sciences, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania ("Derma") and Merit
Medical Systems, Inc., a corporation organized under the laws of the State of
Utah ("Merit").

                              W I T N E S S E T H:

          WHEREAS, Derma is engaged in the marketing, distribution and sale of certain catheter fasteners; WHEREAS, Derma desires to establish a source for the sale and distribution of its catheter fasteners to the acute care, long-term care and home health care markets in the United States;

          WHEREAS, Merit is skilled and experienced in the distribution and sale of products to the foregoing markets in the United States; and

          WHEREAS, Merit desires to act as a distributor for Derma's catheter fasteners to the foregoing markets in the United States;

          NOW, THEREFORE, the Parties hereto, in consideration of the premises, mutual covenants and undertakings herein contained, agree as follows:

                                    ARTICLE I

     1.1 Definitions. As used in this Agreement, the following terms shall have the meanings specified in this Section 1.1:

          (a) "Products" shall mean the catheter fasteners set forth in Exhibit
     A hereto, as from time to time amended.

          (b) "Class I Markets" shall mean acute care facilities (hospitals).
     "Class II Markets" shall mean any other facilities and customers whatsoever. Without limiting the generality of the forgoing, Class II
     Markets shall include long-term care facilities (nursing homes) and home health care providers. Class I and Class II Markets are referred to collectively herein as "Markets."

          (c) "Territory" shall mean the "United States."

                                   ARTICLE II

     2.1 Appointment. Subject to the terms and conditions of this Agreement,
Derma hereby appoints Merit, and Merit hereby accepts appointment, as Derma's sales distributor for the Products and in the Territory above defined. This appointment shall be on an exclusive basis with respect to Class I Markets and shall be on a non-exclusive basis with respect to Class II Markets.

     2.2. Sales Promotion. Merit shall, at its sole expense: (i) provide and maintain a competent and aggressive organization for the promotion, marketing, sale and distribution of the Products in the Markets and the Territory; (ii)
devote reasonable efforts to the diligent promotion, marketing, sale and distribution of the Products in the Markets and the Territory; and (iii) assure competent and prompt handling of inquiries, orders, shipments, billings, collections and returns of or with respect to the Products.

     2.3 Sales Training. Derma shall, within thirty days (30) of execution hereof and thereafter not less often than annually, provide Merit with such sales personnel training with respect to the Products as the Parties may reasonably determine. Such training shall occur at Merit's corporate headquarters, South Jordan, Utah, or at a mutually agreed upon location.
Additionally, Derma agrees to provide to Merit, at Derma's sole expense, reasonable quantities of Product literature and Product samples. Except for the foregoing, Derma and Merit shall assume and be responsible for their respective expenses relative to implementation of this Agreement.

     2.4 Independent Contractors. During the Term of this Agreement, each Party shall have the status of independent contractor and shall not be considered a partner, employee, agent or servant of the other. As such, neither Party has any authority of any nature whatsoever to bind the other or incur any liability for or on behalf of the other.

                                   ARTICLE III

     3.1 Payment. Merit shall pay to Derma, upon execution hereof, the sum of
Two Hundred Fifty Thousand Dollars ($250,000) which sum shall constitute advance payment for the initial Eighty Three Thousand Three Hundred and Thirty Three
(83,333) units of the PercuStay Products ordered by Merit to the extent of Three
Dollars ($3.00) per unit. Pursuant to the foregoing, the amount payable by Merit to Derma

relative to the initial Eighty Three Thousand Three Hundred and Thirty Three
(83,333) units of the PercuStay Products ordered by Merit shall be Two Dollars and Eighty-five cents ($2.85) per unit.

     3.2 Scope of Activities. Merit is authorized, and agrees to promote, market, sell and distribute the Products to customers and potential customers within the Markets and the Territory for ultimate use within the Markets and the
Territory. Merit will not, directly or indirectly, promote, market, sell, distribute or ship Products outside, or for ultimate use outside, the Markets or
Territory. The authority relative to the Products granted hereby includes, but is not necessarily limited to, the authority to maintain inventory, solicit and accept orders, set prices, invoice customers, collect payments, compromise disputes and do all things necessary or desirable in furtherance of the foregoing.

     3.3 Marketing Plan. Within thirty (30) days of execution hereof Merit will:
(i) appoint, and maintain throughout the Term hereof, a Marketing-Sales Manager whose responsibilities shall include the marketing and sale of the Products, and
(ii) with the cooperation and assistance of Derma, complete a written marketing plan relative to the Products. Within sixty (60) days of execution hereof, Merit will commence the implementation of the aforesaid marketing plan.

     3.4 Directions to Distributors. Upon execution hereof, Derma will discontinue sale of the Products to the Class I Markets and will direct all of its distributors relative to the Class I Markets to purchase the Products from
Merit.

     3.5 Compliance with Regulations. All Products shall be advertised, marketed, sold and distributed by Merit in compliance with the rules and regulations of the United States and applicable state and local governmental authorities. In furtherance of the foregoing, Derma shall provide to Merit, within seven (7) days of execution hereof and on a continuing basis thereafter, all registration documents, including 510k and CE mark exhibits, relative to the
Products.

     3.6 Product Claims. Merit agrees not to make, or permit any of its employees, agents or representatives to make, any claims for properties or results relating to any of the Products unless such claims have been authorized by Derma.

         3.7 Promotional Materials. Merit shall not use any label, advertisement or marketing material on, with respect to or relating to any of the Products unless such label, advertisement or marketing material has first been reviewed by Derma.

         3.8 Competing Products. Merit agrees not to actively market, sell or distribute to any customers or potential customers in the Markets or the
Territory any catheter fasteners which are competitive with the Products. The foregoing notwithstanding, Merit may sell competitive catheter fasteners pursuant to the request of a customer for "procedure trays" and/or "kits" of which the competitive fastener constitutes a specifically requested component.

                                   ARTICLE IV

         4.1 Contract Price. Subject to the terms and conditions of this
Agreement, Derma shall sell to Merit the Products at an initial price for each
Product (the "Initial Contract Price") set forth in Exhibit A hereto. Derma may increase the price for each Product by one half of the annual increase, if any, imposed by Maersk with respect to such Product. Provided, however, any such increase shall be limited to 2 1/2% per annum per Product.

     4.2 Minimum Purchases. Merit agrees to purchase from Derma, during each quarter of the initial 12-month period of the Term hereof, not less than the minimum number of units of each of the Products set forth in Exhibit A hereto.
During each quarter of each succeeding twelve (12) month period of the Term hereof, Merit agrees to purchase from Derma that number of units of each Product which exceeds the previously established Quarterly Minimum relative to such
Product by fifteen percent (15%).

     4.3 Remedies. If Merit fails to meet the foregoing minimum purchase requirements, Derma's sole remedy shall be amendment of this Agreement to remove
Merit's exclusive distribution rights relative to the Class I Markets. Provided, however, in no event shall Derma be required to refund to Merit any portion of the pre-payment made by Merit to Derma under Section 3.1 hereof.

     4.4 Payment Terms. Merit shall make payment to Derma for the Products as follows:

          (a) Merit may take a discount in the amount of two percent (2%) of the
     Contract Price of the subject Products upon the condition that payment for such Products is received by Derma within twenty (20) days of the date of invoice thereof.

          (b) Merit shall, in all events, satisfy all invoices for Products not later than thirty (30) days from the date of invoice thereof.

     4.5 Purchase Forecasts. Merit shall order the Products by submitting a purchase order to Derma describing the type and quantity of the Products to be purchased. Merit shall furnish to Derma, not later than the 10th day of each calendar month during the Term hereof, a "rolling" forecast of its anticipated purchases of the Products for the succeeding three month period. Merit shall confirm all purchases not later than ninety (90) days in advance of the anticipated date of delivery thereof to Merit.

     4.6 Product Delivery. All shipments of the Products to Merit will be packaged in accordance with Derma's standard packaging procedures and shipped per Derma's existing distribution policy. In the event Derma requests that
Products be drop-shipped by Maersk, any and all freight and shipping costs thereby saved will be credited to Merit. All Contract Prices are FOB, Old Forge,
Pennsylvania or such other delivery point as the Parties may mutually designate.
Ownership of and title to the Products and all risk of loss with respect thereto shall pass to Merit upon delivery of such Products by Derma to Merit's carrier at the designated delivery (FOB) point. Freight and insurance from the designated delivery point are the sole responsibility of Merit.

     4.7 Limited Warranty. Derma warrants and guarantees that: (i) upon delivery by Derma the Products will comply with all specifications provided by Derma relative to the Products and will be of comparable quality to all samples delivered to Merit; (ii) the Products will not be altered or misbranded; (iii)
the Products do not and will not infringe upon or violate any patent, copyright, trademark, tradename or, without limitation, any other intellectual property rights belonging to others; (iv) all weights, measures, sizes, legends, or descriptions printed, stamped, attached or otherwise indicated by Derma with regard to the Products are true and correct; and (v) the Products are not knowingly in violation of any other laws,

ordinances, statutes, rules, or regulations of the United States or any state or local government or any subdivision or agency thereof. Except as expressly stated in this Section 4.7 and except as may be expressly stated by Derma on the
Product or on Derma's packaging or in Derma's information accompanying the
Products at the time of shipment to Merit hereunder, DERMA MAKES NO
REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCTS, EXPRESS
OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE. DERMA NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT
ANY OBLIGATION OR LIABILITY IN CONNECTION WITH THE PRODUCTS. Merit shall not make any representation or warranty with respect to the Products that is more extensive than, or inconsistent with, the limited warranty set forth in this
Section 4.7 or that is inconsistent with the policies or publications of Derma relating to the Products.

     MERIT'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY HEREUNDER IS THE
DELIVERY BY DERMA OF ADDITIONAL QUANTITIES OF THE PRODUCTS IN REPLACEMENT OF THE
NON-CONFORMING PRODUCTS OR THE REFUND OF THE CONTRACT PRICE FOR THE PRODUCTS
THAT ARE COVERED BY THE WARRANTY, AT MERIT'S OPTION. DERMA SHALL HAVE NO OTHER
OBLIGATION OR LIABILITY FOR DAMAGES TO MERIT OR ANY OTHER PERSON, INCLUDING, BUT
NOT LIMITED TO, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR
OTHER COMMERCIAL OR ECONOMIC LOSS, OR ANY OTHER LOSS, DAMAGE OR EXPENSE, ARISING
OUT OF OR IN CONNECTION WITH THE SALE, USE, LOSS OF USE, NONPERFORMANCE OR
REPLACEMENT OF THE PRODUCTS.

                                    ARTICLE V

     5.1 Maersk Agreement Termination. In the event the Derma-Maersk Agreement
(defined below in Section 6.1 hereof) is terminated for any reason, and in the further event that Merit thereafter enters an agreement with Maersk relative to the distribution of catheter fasteners, then Merit shall pay to Derma a fee of Two Hundred Thousand Dollars ($200,000) payable in forty eight (48) equal monthly installments of Four Thousand One Hundred Sixty Six Dollars and Sixty
Seven Cents ($4,166.67) each.

     5.2 Stand Still. Merit shall not, during the Term hereof and during the term of the Derma-Maersk Agreement, contact Maersk without Derma's express written approval.

                                   ARTICLE VI

     6.1 Term. The initial Term of this Agreement shall begin upon the execution hereof by both Parties and terminate on November 19, 2003. Provided, however, in the event that certain agreement between Derma and Niko Surgical Limited
("Maersk") dated November 20, 1999 (the "Derma-Maersk Agreement") is renewed, the Term of this Agreement shall likewise renew and be extended for a like period.

     6.2 Termination Upon Breach. Either Party shall have the absolute right to terminate this Agreement if the other Party fails to perform or breaches, in any material respect, any of the terms or provisions of this Agreement.

     6.3 Notice of Breach. In the event Merit fails to perform or breaches any of the terms of this Agreement, Derma agrees to provide Merit notice of intention to terminate this Agreement. Merit shall have thirty (30) days from the date of receipt of such notice to remedy its breach and/or failure to perform in accordance with the terms and provisions of this Agreement.

     6.4 Disposition of Inventory. During the one-year period following termination of this Agreement, any inventory of Products held by Merit at the termination of this Agreement may be sold by Merit to customers in the Territory in the ordinary course. Provided, however, that for the period required to liquidate such inventory, all of the provisions contained herein governing
Merit's performance obligations and Derma's rights shall remain in effect.
Notwithstanding the foregoing, if Merit terminates this Agreement other than by reason of Derma's material breach thereof, Derma shall have the option, but not the obligation, to repurchase all or any part of the remaining inventory of
Products at the Contract Price thereof.

     6.5 Customer Records. Upon execution hereof, Derma will provide to Merit complete records, including sales volume, relative to all customers of the
Products.

                                   ARTICLE VII

     7.1 Ownership of Trademarks. All trademarks, trade names, service marks, logos and derivatives thereof relating to the Products (the "Trademarks"), and all patents, technology and other intellectual property relating to the
Products, are the sole and exclusive property of Derma or its affiliates. Derma hereby grants Merit permission to use the Trademarks for the purpose of performing its obligations under this Agreement.

     7.2 Use of Trademarks. Merit agrees to use the Trademarks in full compliance with the rules prescribed from time to time by Derma. Merit may not use any Trademark as part of any corporate name or with any prefix, suffix or other modifying words, terms, designs or symbols. In addition, Merit may not use any Trademark in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by Derma.

                                  ARTICLE VIII

     8.1 Confidential Information. Each Party recognizes and acknowledges that both will have access to confidential information and trade secrets of the other relating to research, development, manufacturing, marketing, financial and other business-related activities ("Confidential Information"). Such Confidential
Information constitutes valuable, special and unique property of each Party.
Other than as necessary to perform the terms of this Agreement, neither Party shall, during and after the Term of this Agreement, make any use of such
Confidential Information, or disclose any of such Confidential Information to any person or firm, corporation, association or other entity, for any reason or purpose whatsoever except as required by law or as specifically allowed in writing by an authorized representative of the other. In the event of a breach or threatened breach by either Party of the provisions of this Section 8.1, each
Party shall be entitled to an injunction restraining the other Party from disclosing and/or using, in whole or in part, such Confidential Information.
Nothing herein shall be construed as prohibiting either Party from pursuing other remedies available to it for such breach or threatened breach of this
Section 8.1, including the recovery of damages from the other Party. The above does not apply to information or material that was: (i) disclosed to the receiving Party by a third Party under no obligation of confidentiality;

(ii) known to the public or generally available to the public prior to the date it was received by either Party; or (iii) required by law to be disclosed.

                                   ARTICLE IX

     9.1 Force Majeure. Neither Merit nor Derma shall be liable hereunder if either is prevented from performing any of its obligations hereunder by reason of any factor beyond its reasonable control, including, without limitation, fire, explosion, accident, riot, flood, drought, storm, earthquake, lightning, frost, civil commotion, sabotage, vandalism, smoke, hail, embargo, act of God or the public enemy, other casualty, strike or lockout, or interference, prohibition or restriction imposed by any government or any officer or agent thereof ("Force Majeure"). Excepting delay of performance as reasonably necessary due to Force Majeure, Merit's and Derma's obligations shall not be suspended or canceled during the period of such Force Majeure. A Party shall give to the other Party prompt notice of any such Force Majeure, the date of commencement thereof and its probable duration and shall give a further notice in like manner upon the termination thereof. Each Party hereto shall endeavor with due diligence to resume compliance with its obligations hereunder at the earliest date and shall do all that it reasonably can to overcome or mitigate the effects of any such Force Majeure upon a Party's obligations under this
Agreement. Should the Force Majeure continue for more than six (6) months, than either Party shall have the right to terminate this Agreement.

     9.2 Right of First Refusal. Derma hereby accords to Merit a right of first refusal to act as Derma's sales distributor under this Agreement with respect to any new catheter fasteners or similar products which Derma develops or the rights to which it acquires. This right of first refusal shall be exercised by
Merit, if at all, within thirty (30) days of the date of notification by Derma to Merit of Derma's acquisition of any such new catheter fastener or similar product.

                                    ARTICLE X

     10.1 Arbitration. Except as provided in Section 8.1, any dispute, controversy or claim arising out of or in relation to or in connection with this
Agreement, the operations carried out under this Agreement or the relationship of the Parties created under this Agreement, shall be exclusively and finally settled by confidential arbitration. Any Party may submit such a dispute, controversy or claim to arbitration. The arbitration proceeding shall be held in
New York, New York and shall be governed by the procedural rules of the American
Arbitration Association (the "AAA") and by the substantive laws of the State of
New Jersey and the substantive laws of the United States applicable therein.

     The decision of the arbitrators shall be final and binding upon the
Parties. Judgment upon the award rendered may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgment.
Unless otherwise determined by the arbitrator, each Party involved in the arbitration shall bear the expense of its own counsel, experts and presentation of proof, and the expense of the arbitrator and the AAA (if any) shall be divided equally among the Parties.

                                   ARTICLE XI

     11.1 Amendment. No modification alteration, addition or change in the terms thereof shall be binding on either Party thereto unless reduced in writing and executed by the duly authorized representative of each Party.

     11.2 Entire Agreement. This Agreement shall supersede any and all prior agreements, understandings, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the Parties, their officers, directors or employees as to the subject matter hereof. Neither of the Parties hereto has relied upon any oral representation or oral information given to it by any representative of the other Party.

     11.3 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either Party without the prior written consent of the other.

                                       10

     11.4 Governing Law. Any controversy arising under this Agreement or in relation to this Agreement shall be governed and construed in accordance with the laws of the state of New Jersey and the laws of the United States applicable therein. Subject to Article 10 hereof, the Parties hereto submit to the exclusive jurisdiction of the courts of law in New Jersey, United States.

     11.5 Notice. All notices, payments, demands, or consents required or permitted under this Agreement hall be in writing and shall be delivered personally or sent by certified or registered mail to the respective parties at the address set forth below or at such other address as shall be given by either party to the other in writing:

                           To Merit:
                           Merit Medical Systems, Inc.
                           1600 West Merit Parkway
                           South Jordan, UT 84085

                           To Derma:

                           Derma Sciences, Inc.
                           214 Carnegie Center
                           Suite 100
                           Princeton, NJ 08540

     11.6 Waiver. Either Party's failure to enforce, at any time, any of the provisions of this Agreement or any right with respect thereto shall not be considered a waiver of such provisions or rights or in any way affect the validity of same. Either Party's exercise of any of its rights shall not preclude or prejudice said Party thereafter from exercising the same or any other right it may have irrespective of any previous action by said Party.

                                       11

        IN WITNESS WHEREOF, the parties have hereunder set their hands and seals as of the date first hereinabove written.

                           DERMA SCIENCES, INC.

                           By:
                                ------------------------------------------------
                                  Stephen T. Wills, CPA, MST
                                  Vice President and Chief Financial Officer

                           MERIT MEDICAL SYSTEMS, INC.

                           By:
                                ------------------------------------------------
                                  Fred Lampropoulos
                                  President and Chief Executive Officer

                                       12

                              DERMA SCIENCES, INC.

                               MERIT MEDICAL, INC.

                             DISTRIBUTION AGREEMENT

                               Initial                           Initial
Product                    Contract Price                  Quarterly Minimum
-------                    --------------                  -----------------

PercuStay        $5.85 per unit on the first 83,333     _______________________
                 units sold per year

                 $5.00 per unit on all units over
                 83,333 sold per year

Pleura Stay      TBD                                    TBD

Epi Stay         TBD                                    TBD

                                                                       EXHIBIT A